Exhibit 99.1

PRESS RELEASE

For Immediate Publication

IceWEB Reports Fiscal 2012 First Quarter Financial Results

Channel Adoption Signaling Strong Revenue Traction

STERLING, VA. – (PR NEWSWIRE) – February 14, 2012 – IceWEB, Inc.™ (OTCBB: IWEB), www.IceWEB.com, a leading provider of Unified Data Storage appliances for cloud and virtual environments, announced today results for the fiscal 2012 first quarter period ended December 31, 2011.

Quarterly Highlights and Recent Developments

— Revenue increased 12% year-over-year & 362% in successive quarters

— Operating expenses decreased 50% for the quarter compared to same quarter in FY 2011

— Loss from operations decreased 61% in Q1 2012 vs. Q1 2011 and 73% less in successive quarters

Financial Highlights

For the three months ended December 31, 2011, we reported revenues of $758,898 as compared to revenues of $677,853 for the three months ended December 31, 2010, an increase of $81,045 or approximately 12%.

On a quarter to quarter basis the company revenue grew 362%.

Operating expenses decreased approximately 50% to $741,254 for the three months ended December 31, 2011, which included a non-cash depreciation expense of $68,000 as compared to $1,485,131 for the three months ended December 31, 2010.

John R. Signorello, Chairman and CEO, stated, "In the first quarter, 2012, we dramatically streamlined operations by standardizing our offerings into four discrete, market-driven products, reducing operating expenses by more than 50 percent, while still increasing revenues and reducing the Company's operating loss by 61%.

The entire line of IceWEB unified data storage appliances is continuing to gain traction in the channel among mid-sized organizations for following reasons:

1.	IceWEB’s licensing model of the IceSTORM™ operating system for managing a robust feature set mid-sized organizations need to realize the benefits of cloud computing and virtualization
2.	Unparalled performance metrics with over 71,000 IOps
3.	Channel Partners are rapidly adopting IceWEB’s storage solutions as an affordable alternative to EMC and NetApp
4.	A price point that’s consistently 30% lower than the high cost vendors such as EMC and NetApp.”

All IceWEB Unified Storage Platforms are available through the Company’s exclusive value-added distributor Promark Technology (800-634-0255).  Promark markets IceWEB products throughout the United States through its nationwide network of 1,200 channel partners.  For more information, please visit http://www.promarktech.com/iceweb_vendor_store.asp .

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About IceWEB, Inc.

Headquartered just outside of Washington, D.C., IceWEB manufactures award-winning, high performance unified data storage appliances with enterprise storage management capabilities at a fraction of the price of traditional providers. Through thin provisioning, target deduplication and inline compression, IceWEB’s unified storage arrays enable standardization, consolidation and optimized storage utilization for virtual and cloud environments, saving up to 90% of storage costs, while reducing space, power and cooling requirements and simplifying storage management. For more information please call 800-465-4637 or visit www.iceweb.com.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," "plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934, as amended, or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:

IceWEB, Inc.

Investor Relations, 571.287.2400

investor@iceweb.com

or

Stephen D. Axelrod, CFA, 212.370.4500

steve@wolfeaxelrod.com

Wolfe Axelrod Weinberger Associates, LLC.

- Tables to Follow -

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ICEWEB, Inc.

Consolidated Balance Sheets

	December 31, 2011	September 30,
	(Unaudited)	2011 (1)
CURRENT ASSETS:
Cash	$787,608	$4,120
Subscription receivable	-	1,171,520
Accounts receivable, net of allowance of $409,000	1,242,886	1,182,060
Inventory	262,071	55,981
Other current assets	59,000	6,877
Prepaid expenses	7,989	30,248
	2,359,554	2,450,806

OTHER ASSETS:
Property and equipment, net	194,475	252,835
Deposits	13,320	13,320
Other assets	1,545	-
Marketable Securities	51,200	115,200
Deferred financing costs, net	337,618	-
Total Assets	$2,957,711	$2,832,161

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,509,678	$2,186,691
Notes payable	1,879,636	1,972,544
Convertible notes payable, net of discount	147,721	-
Derivative liability	2,037,396	-
Deferred revenue	-	4,904
Total Liabilities	5,574,431	4,164,139

Stockholders' Deficit
Preferred Stock ($.001 par value; 10,000,000 shares authorized)
Series B convertible preferred stock ($.001 par value; 626,667 shares issued and outstanding)	626	626
Common stock ($.001 par value; 1,000,000,000 shares authorized; 158,256,566 shares issued and 158,094,066 shares outstanding and 158,121,566 and 157,959,066 issued and outstanding, respectively)	158,096	157,961
Additional paid in capital	32,674,224	32,866,315
Accumulated deficit	(35,356,866)	(34,328,080)
Accumulated other comprehensive income	3,200	67,200
Subscription receivable	(83,000)	(83,000)
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)
Total stockholders' Deficit	(2,616,720)	(1,331,978)
Total Liabilities and Stockholders' Deficit	$2,957,711	$2,832,161

(1)	Derived from audited financial statements

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ICEWEB, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	December 31
	2011	2010
Sales	$758,898	$677,853

Cost of sales	472,612	350,657
Gross profit	286,286	327,196

Operating expenses:
Sales and marketing	112,370	455,022
Depreciation and amortization expense	68,867	166,617
Research and Development	208,773	206,126
General and administrative	351,244	657,366
Total Operating Expenses	741,254	1,485,131

Loss from operations	(454,968)	(1,157,935)

Other (expenses):
Loss on change of fair value of derivative liability	(287,396)	-
Interest expense	(286,422)	(97,880)
Total other income (expenses):	(573,818)	(97,880)

Net income (loss)	$(1,028,786)	$(1,255,815)

Loss per common share basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding basic and diluted	158,074,975	136,447,266

See accompanying notes to unaudited consolidated financial statements

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ICEWEB, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
	2011	2010
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,467,205)		$(697,182)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10,507)		(15,720)
NET CASH USED IN INVESTING ACTIVITIES	(10,507)		(15,720)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from subscription receivable	1,171,520		—
Proceeds from notes payable	137,092		399,012
Proceeds from exercise of common stock options	135		351,000
Proceeds from convertible notes payable	1,750,000		—
Payment of financing costs	(567,547)		—
Payments on notes payable	(230,000)		(321,159)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,261,200		428,853

NET INCREASE (DECREASE) IN CASH	783,488		(284,049)

CASH - beginning of period	4,120		540,156

CASH - end of period	$787,608		$256,107

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$108,907	$
Income taxes	—		—

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